Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
333 South Hope Street Suite 2525 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

Charter Communications Operating, LLC

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-1843260 (I.R.S. employer identification no.)
400 Washington Blvd. Stamford, Connecticut (Address of principal executive offices)	06902 (Zip code)

Charter Communications Operating Capital Corp.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1044453 (I.R.S. employer identification no.)
400 Washington Blvd. Stamford, Connecticut (Address of principal executive offices)	06902 (Zip code)

CCO Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-1067239 (I.R.S. employer identification no.)
400 Washington Blvd. Stamford, Connecticut (Address of principal executive offices)	06902 (Zip code)

Table of Additional Registrants

Exact Name of Additional Registrant Guarantor as specified in its charter	Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
BPRF Holdings, LLC	Delaware	82-1464322
Bresnan Broadband Holdings, LLC	Delaware	13-4119839
CB Commercial Devices, LLC	Delaware	41-3945826
CCI Corporate Services, LLC	Delaware	26-3564488
CCI Devices, LLC	Delaware	33-2883817
CCO NR Holdings, LLC	Delaware	86-1067241
Charter Communications ASC, LLC	Delaware	93-4070587
Charter Communications SSC, LLC	Delaware	93-4084052
Charter Communications VI HoldCo, LLC	Delaware	75-2775560
Charter Communications VI, L.L.C.	Delaware	43-1854208
Charter Communications, LLC	Delaware	43-1659860
Charter Distribution, LLC	Delaware	74-3089287
Charter Leasing Holding Company, LLC	Delaware	47-4669203
Charter Procurement Leasing, LLC	Delaware	47-4657690
Cox Advanced Services Arizona, LLC	Delaware	27-3501993
Cox Advanced Services Arkansas, LLC	Delaware	46-1192943
Cox Advanced Services California, LLC	Delaware	61-1673560
Cox Advanced Services Connecticut, LLC	Delaware	45-4059297
Cox Advanced Services Florida, LLC	Delaware	46-1172364
Cox Advanced Services Georgia, LLC	Delaware	80-0861302
Cox Advanced Services Idaho, LLC	Delaware	47-5591533

Cox Advanced Services Iowa, LLC	Delaware	46-1193003
Cox Advanced Services Kansas, LLC	Delaware	46-1172555
Cox Advanced Services Louisiana, LLC	Delaware	46-1172521
Cox Advanced Services Nebraska, LLC	Delaware	46-1172486
Cox Advanced Services Nevada, LLC	Delaware	46-1172408
Cox Advanced Services North Carolina, LLC	Delaware	99-4763868
Cox Advanced Services Ohio, LLC	Delaware	45-4059140
Cox Advanced Services Oklahoma, LLC	Delaware	45-4059688
Cox Advanced Services Rhode Island, LLC	Delaware	45-4059494
Cox Advanced Services Virginia, LLC	Delaware	45-4059617
Cox Arizona Telcom, L.L.C.	Delaware	58-2327142
Cox Arkansas Telcom, L.L.C.	Delaware	58-2627234
Cox California Telcom, L.L.C.	Delaware	58-2327138
Cox Colorado Telcom, L.L.C.	Delaware	20-0616936
Cox Communications Arizona, LLC	Delaware	45-2998180
Cox Communications California, LLC	Delaware	45-2998126
Cox Communications EBD Holdings, LLC	Delaware	58-2660947
Cox Communications Georgia, LLC	Delaware	27-2063916
Cox Communications Gulf Coast, LLC	Delaware	58-2487265
Cox Communications Hampton Roads, L.L.C.	Delaware	58-2412419
Cox Communications Kansas, L.L.C.	Delaware	58-2520461
Cox Communications Las Vegas, LLC	Delaware	58-2406705
Cox Communications Louisiana, L.L.C.	Delaware	58-2639743
Cox Communications Missouri, LLC	Delaware	33-1310693

Cox Communications NCC, LLC	Delaware	58-2164886
Cox Communications Omaha, L.L.C.	Delaware	58-2377082
Cox Communications Tower, LLC	Delaware	45-5039192
Cox Communications, LLC	Delaware	58-2112281
Cox Connecticut Telcom, L.L.C.	Delaware	58-2298049
Cox Florida Telcom, L.P.	Delaware	58-2310381
Cox HMS, LLC	Delaware	47-4724742
Cox Horizon Growth, LLC	Delaware	92-1089998
Cox Idaho Telcom, L.L.C.	Delaware	20-1916671
Cox Iowa Telcom, L.L.C.	Delaware	58-2317719
Cox Kansas Telcom, L.L.C.	Delaware	58-2490812
Cox LAHC, LLC	Delaware	47-3836136
Cox Media, L.L.C.	Delaware	58-1444671
Cox Missouri Telcom, LLC	Delaware	26-2736415
Cox Nebraska Telcom, L.L.C.	Delaware	58-2327135
Cox Nevada Telcom, L.L.C.	Delaware	58-2412418
Cox North Carolina Telcom, L.L.C.	Delaware	20-5867789
Cox Ohio Telcom, L.L.C.	Delaware	20-0739995
Cox Oklahoma Telcom, L.L.C.	Delaware	58-2292639
Cox Rhode Island Telcom, L.L.C.	Delaware	58-2327133
Cox TMI, LLC	Delaware	83-0480083
Cox Virginia Telcom, L.L.C.	Virginia	58-2220125
Cox Wireless Access, LLC	Delaware	81-3810351
Cox/Charter Master Cable Advertising, LLC	Delaware	82-4372070

CoxCom, LLC	Delaware	95-2755479
DukeNet Communications, LLC	Delaware	27-2985707
Fiber Platform Blocker, LLC	Delaware	81-3810487
Fiber Platform Holdings, LLC	Delaware	81-3065300
Fiber Platform, LLC	Delaware	35-2566703
Hospitality Network Louisiana, L.L.C.	Delaware	20-5801703
Hospitality Network Pennsylvania, L.L.C.	Delaware	47-2505600
Hospitality Network, L.L.C.	Delaware	88-0305825
Logicworks Systems, LLC	Delaware	13-3700569
RapidScale, LLC	California	27-2220534
Spectrum Advanced Services, LLC	Delaware	26-0354307
Spectrum Gulf Coast, LLC	Delaware	45-4608769
Spectrum Mid-America, LLC	Delaware	45-4593320
Spectrum Mobile Equipment, LLC	Delaware	82-3887201
Spectrum Mobile, LLC	Delaware	82-2492552
Spectrum New York Metro, LLC	Delaware	45-4593291
Spectrum NLP, LLC	Delaware	45-1560311
Spectrum Northeast, LLC	Delaware	45-4593341
Spectrum Oceanic, LLC	Delaware	45-4593273
Spectrum Originals Development, LLC	Delaware	83-1623014
Spectrum Originals, LLC	Delaware	82-3414467
Spectrum Pacific West, LLC	Delaware	45-4593361
Spectrum Reach, LLC	Delaware	27-4633156
Spectrum RSN, LLC	Delaware	83-1611206
Spectrum Southeast, LLC	Delaware	45-4608839

Spectrum Sunshine State, LLC	Delaware	02-0636401
Spectrum TV Essentials, LLC	Delaware	83-4704194
Spectrum Wireless Holdings, LLC	Delaware	83-1856732
Time Warner Cable Enterprises LLC	Delaware	45-4854395
Time Warner Cable, LLC	Delaware	81-2545593
TMI Partner Holdings, LLC	Delaware	27-1576200
TWC Administration LLC	Delaware	90-0882471
TWC Communications, LLC	Delaware	35-2205910
TWC SEE Holdco LLC	Delaware	20-5421447
Unite Private Networks-Illinois, L.L.C.	Delaware	27-3483514
UPN Intermediate Holdings LLC	Delaware	81-5269020

7.087% Senior Secured Notes due 2038
7.337% Senior Secured Notes due 2041
Guarantees of 7.087% Senior Secured Notes due 2038
Guarantees of 7.337% Senior Secured Notes due 2041
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act").

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville, and State of Florida, on the 19th day of October, 2026.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Terence Rawlins
	Name:	Terence Rawlins
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 333 South Hope Street, Suite 2525, Los Angeles, CA 90071

At the close of business June 30, 2026, published in accordance with Federal regulatory authority instructions.

		Dollar amounts
		in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		114,578
Interest-bearing balances		265,675
Securities:
Held-to-maturity securities		0
Available-for-sale debt securities		523
Equity securities with readily determinable fair values not held for trading		0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		0
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases held for investment	0
LESS: Allowance for credit losses on loans and leases	0
Loans and leases held for investment, net of allowance	0
Trading assets		0
Premises and fixed assets (including right-of-use assets)		14,248
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets		856,313
Other assets		121,260

Total assets		$1,372,597

1

LIABILITIES

Deposits:
In domestic offices		2,233
Noninterest-bearing	2,233
Interest-bearing	0

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		263,415
Total liabilities		265,648
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		108,850
Not available
Retained earnings		997,100
Accumulated other comprehensive income		-1
Other equity capital components		0
Not available
Total bank equity capital		1,106,949
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,106,949
Total liabilities and equity capital		1,372,597

I, Natalie Bobnar, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Natalie Bobnar	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Elizabeth Lyndon, Managing Director	)
Kevin C. Weeks, President	)	Directors (Trustees)
Fernando A. Costa, Managing Director	)

2